Executed at Bowling Green, Ohio,                               December 10, 2004
Delivered at Bowling Green, Ohio

                                                                 $685,912.57

                                 PROMISSORY NOTE

FOR VALUE RECEIVED, ROSENBOOM MACHINE & TOOL, INC., an Iowa corporation (the "Maker"), having an address as indicated under its name, hereby promises to pay to the order of GREEN MANUFACTURING, INC., a Delaware corporation (the "Payee"), at c/o P&F Industries, Inc. 300 Smith Street, Farmingdale, New York 11735 or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, the principal sum of SIX HUNDRED EIGHTY-FIVE THOUSAND NINE HUNDRED TWELVE AND FIFTY-SEVEN ONE-HUNREDTHS ($685,912.57) DOLLARS, together with interest on the outstanding principal balance from the date hereof at a rate per annum from time to time equal to the One Month LIBOR Rate (as hereinafter defined) plus one and sixty-five one-hundredths percent (1.65%). The term "One Month LIBOR Rate" shall mean the London interbank offered rate for U.S. dollar deposits for one month established on the date hereof and thereafter two business days prior to the first day of each month during the term of this Note based on an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) equal to (a) the offered rate that appears on page 3750 of the Telerate Service for U.S. dollar deposits of amounts and in funds comparable to the principal amount of this Note, or (b) at any time the offered rate is not available on page 3750 of the Telerate Service, the offered rate that appears in the Wall Street Journal for U.S. dollar deposits of amounts and in funds comparable to the principal amount of this Note.

          The principal amount of the Note shall be payable as follows:

------------------------------------- ---------------------------------------
              DUE DATE                         AMOUNT OF PRINCIPAL
------------------------------------- ---------------------------------------
January 25, 2005                                    $144,041.64
------------------------------------- ------------------------------------------
February 25, 2005                                   $130,323.39
------------------------------------- ------------------------------------------
March 25, 2005                                      $109,746.01
------------------------------------- ------------------------------------------
April 25, 2005                                       $61,732.14
------------------------------------- ------------------------------------------
May 25, 2005                                         $41,154.75
------------------------------------- ------------------------------------------
June 25, 2005                                        $27,436.50
------------------------------------- ------------------------------------------
July 25, 2005                                        $13,718.25
------------------------------------- ------------------------------------------
August 25, 2005                                      $13,718.25
------------------------------------- ------------------------------------------
September 25, 2005                                   $13,718.25
------------------------------------- ------------------------------------------
October 25, 2005                                     $13,718.25
------------------------------------- ------------------------------------------
November 25, 2005                                    $13,718.26
------------------------------------- ------------------------------------------
December 25, 2005                                   $102,886.88  (the "Final
                                                     Principal Payment Amount")
------------------------------------- ------------------------------------------

     Accrued interest on the outstanding principal balance of this Note shall be payable on a monthly basis with each principal payment.

     The payment of all amounts due under this Note is secured by a letter of credit of even date in the amount of Six Hundred Eighty-Five Thousand Nine Hundred Twelve and Fifty-Seven One-Hundredths ($685,912.57) Dollars issued by Security State Bank for the benefit of the Payee.

     In the event the Maker shall (a) fail to make any payment hereunder when due; (b) admit in writing its inability to pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) be adjudicated a bankrupt or insolvent; (e) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (f) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (g) have entered against it a court order approving a petition filed against it under the Federal Bankruptcy Act, then and in each and every such event (an "Event of Default"), the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     The Maker may prepay the principal amount of this Note, in whole or in part, from time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment. All prepayments shall be applied in the inverse order of the due dates under this Note.

     If the Maker shall fail to pay when due, whether by acceleration or otherwise, all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of two percent (2%) above the prime rate as reported from time to time in The Wall Street Journal, payable on demand.

     Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

     The Maker and any endorsers hereof, for themselves and their respective representatives,



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


successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and/or may release any guarantor, and/or may extend the time for payment and/or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by a nationally recognized overnight mail or courier service, or when sent by facsimile transmission to the Maker or the Payee at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

     The Payee shall be entitled to assign all or any portion of its right, title and interest in and to this Note at is sole discretion without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to the Payee until it has received notice of change of payee for payments as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

     The Maker acknowledges and agrees that the obligations under this Note are unconditional and are not subject to any defense, counterclaim, or right of offset or setoff; provided, however, that, in the event that (a) no Event of Default shall have occurred, and (b) the Maker shall have duly exercised its put option in accordance with the terms and conditions of the Inventory Put Agreement of even date between the Maker and the Payee (the "Put Agreement"), then the Maker shall have the right, by written notice to the Payee, to offset, against the final payment(s) due under this Note, the amount then due and payable by the Payee to the Maker pursuant to the Put Agreement. In no event shall the Maker have the right to offset more than the Final Principal Payment Amount.

     This Note shall be governed by, and construed in accordance with, the laws of the State of Ohio, excluding conflict of law principles thereof.

     The Maker acknowledges that it has been represented by counsel in connection with this Note. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Maker. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Maker and the Payee.

Waiver of Jury Trial
--------------------

     Without limiting the effect or intentions of the warrant of attorney contained in the following paragraph, THE MAKER AND, BY ITS ACCEPTANCE OF THIS NOTE, THE PAYEE HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THIS NOTE AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Note, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

Warrant of Attorney
--------------------

     The Maker and any guarantor hereof authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States of America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuance and service of process, and to confess joint and several judgment against the Maker in favor of the Payee for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The foregoing warrant of attorney shall survive any such judgment and should any such judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be utilized for obtaining judgment or judgments.

      {Remainder of page intentionally left blank. Signature page follows.}





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
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WARNING  -- BY  SIGNING  THIS  PAPER YOU GIVE UP YOUR  RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                               ROSENBOOM MACHINE & TOOL, INC.


                                               By:/s/ Brian Rosenboom
                                                  ------------------------------
                                                 Name:  Brian Rosenboom
                                                 Title: Vice President

                                               Address:  1530 Western Avenue
                                                         Sheldon, Iowa  51201

                                               Fax Number: (712) 324-4522



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